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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated February 6, 1996 (No. 333-1148) of STB Systems, Inc., of our report dated July 10, 1998 appearing in this annual report of the STB Systems, Inc. 401(k) Savings Plan on Form 11-K for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP

Dallas, Texas
July 13, 1998